FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) September 29, 2009
Brazil Fast Food Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-23278	13-3688737

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Rua Voluntários da Pátria, 89-9° andar	Rio de Janeiro RJ, Brazil, CEP 22270-010

(Address of Principal Executive Offices)	(Zip Code)
55 21 2536 7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 — DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
On September 29, 2009, immediately following its annual meeting of stockholders, the Board of Directors of Brazil Fast Food Corp. (the “Company”) appointed Mr. Gustavo Alberto Villela Filho as the Company’s Secretary, for a term to expire at the Company’s next annual meeting of stockholders.
Mr. Villela has served as one of the Company’s directors since 2007. Mr. Villela is an associate of Villela e Kraemer Advogados, a Brazilian law firm. From 1978 to 1982, he held a variety of positions with COBEC — a Brazilian trading company, controlled by Banco do Brasil S.A., including serving as Chief Operational Officer and Chief Officer of Raw Materials and Manufactured Products. Mr. Villela received a Bachelor degree in Law from the Rio de Janeiro State University, a Master degree in Comparative Law from the Illinois University, and a degree in Business Law from CEPED — Center of Studies and Research in Law Teaching from a group of institutions formed by UEG, USAID, Fundacao Ford, and Fundacao Getulio Vargas.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2009	BRAZIL FAST FOOD CORP.
/s/ Ricardo Figueiredo Bomeny
	Name:	Ricardo Figueiredo Bomeny
	Title:	Chief Executive Officer